Exhibit 99.1

Invitae acquires patient-centered data company AltaVoice, creating new offerings to advance research and access to care for patients with inherited and rare diseases

— Acquisition will enable more comprehensive understanding of inherited diseases through permission-based sharing of genetic information and patient insights —

SAN FRANCISCO, January 6, 2017 — Invitae Corporation (NYSE: NVTA), one of the fastest growing genetic information companies, today announced it has acquired AltaVoice (formerly PatientCrossroads), a privately owned, patient-centered data company with a global platform for collecting, curating, coordinating, and delivering safeguarded data from patients and clinicians. The acquisition, complemented by several other unique partnerships, expands Invitae’s Genome Network, designed to connect patients, clinicians, advocacy organizations, researchers, and therapeutic developers to accelerate the understanding, diagnosis, and treatment of hereditary disease.

AltaVoice amplifies the voice of patients to optimize the search for better treatments through multiple patient-centered programs, including “Patient Insights Networks” (PINs), which enable organizations to more efficiently build engaged, research-ready patient communities, recruit for trials, educate, and track patient outcomes. Since 2007, the company has developed programs for more than 400 diseases through its work with more than 100 advocacy groups, the National Institutes of Health (NIH), Patient-Centered Outcomes Research Institute (PCORI), as well as biotech and pharmaceutical companies. Invitae’s ongoing testing business combined with AltaVoice’s database of more than 75,000 patients brings together valuable capabilities, technology, and data to accelerate the use of genetic information for the diagnosis and treatment of hereditary diseases.

“We are very excited to welcome AltaVoice to Invitae. AltaVoice’s proven ability to generate insights based on permission-based patient- and clinician-provided data, in combination with Invitae’s genetic testing platform and relationships with clinicians, biopharma companies, and payers, can be powerful for both patient care and research,” said Randy Scott, chairman and chief executive officer of Invitae. “AltaVoice has been a trusted intermediary for the past 10 years, leveraging its actionable Patient Insight Networks to make a difference for patient communities worldwide. Working together, our organizations will help develop innovative solutions that advance science and medical practice, with the goal of ultimately improving patient outcomes and care.”

“Our companies share a commitment to amplifying patient participation in healthcare by connecting patients, physicians, and researchers and to driving down the cost of research and clinical trials in order to address hereditary as well as rare diseases – two areas where genetic data and patient insights can help deliver on the promise of precision medicine,” said Kyle Brown, chief executive officer and founder of AltaVoice. “Together we can improve the understanding of the interplay between genotype and phenotype in rare diseases and help accelerate clinical trial recruitment for potential therapies to improve quality of life for patients.”

Both Invitae and AltaVoice share common commitments: patients own their data; permission-based sharing of patient data can be valuable to improving patient outcomes; patients should decide what’s best for them; and using technology to remove barriers to diagnosis and treatment.

“Genetic testing is essential in diagnosing rare diseases, but the combination of genetic information with patient-reported data has potential well beyond diagnosis to help advance the understanding and treatment of these diseases,” said Pat Furlong, founding president and CEO of Parent Project Muscular Dystrophy. “We are heartened to see AltaVoice and Invitae joining forces to help forge new ways to connect patients to care and to contribute to vital research.”

Invitae Genome Network: Patient-Directed Data Sharing

Improving diagnosis and treatment of inherited diseases requires that patients, clinicians, and researchers have access to both genetic information and patient-reported information. Yet effective data sharing remains a major challenge.

“We at Invitae believe that individuals own and control their genetic and medical information and that such information is most valuable when voluntarily shared to improve healthcare and advance science and medicine. Importantly, sharing information can improve patient outcomes, reduce costs, and accelerate the availability of treatments. However, the difficulty in gathering the data and connecting patients and their providers with the right researchers and appropriate clinical trials remains a major obstacle to progress,” said Robert Nussbaum, MD, chief medical officer of Invitae. “Aligned with these philosophies, Invitae will build on the capabilities of AltaVoice to establish its Genome Network, connecting patients, advocacy organizations, researchers, clinicians, and therapeutic developers with the goal of accelerating the understanding, diagnosis and treatment of hereditary disease through permission-based sharing of genetic information, all the time keeping patients firmly in the ‘driver’s seat’.”

The two companies plan to integrate their efforts post acquisition in order to build a more robust network for combining genetic information and clinical data into a seamless network to accelerate research, clinical trials and disease management. In the future, patients who participate in the combined network will be able to access aggregate and customized information based on their genotype and phenotype and participate in new research, clinical trials, treatment planning or other related purposes that may benefit the individual and/or their clinician. They can also decide to share information if they feel it will benefit them or will contribute more broadly to furthering knowledge about their conditions.

“Participation in clinical trials is essential to develop treatments for rare diseases, but it is often very difficult for patients to find appropriate trials and for researchers to find the appropriate patients,” said Allison Moore, advocate, CEO, and founder of the Hereditary Neuropathy Foundation. “Efforts that help connect patients to the right resources are essential in our fight to improve patient care, find cures for people living with Charcot-Marie-Tooth (CMT), and the right fit for patient clinical trial recruitment.”

“Each year we see new opportunities to use genetic information to manage patient health, particularly for people living with inherited diseases,” said Mark Dant, President and CEO of The National MPS Society. “Ensuring patients own their genetic information and providing them with tools to effectively direct its use is the only way the promise of genetic medicine will ultimately yield better treatments and hopefully cures for patients in the future.”

The AltaVoice Patient Insights Networks provide patients, advocacy organizations, and research groups with a platform where they direct how, when, and with whom to share their genetic and clinical information to benefit themselves or further research efforts for hereditary disease. Patients, clinicians, and researchers interested in participating in the AltaVoice Patient Insights Network should create an account on the AltaVoice website. For information on genetic testing, clinicians should create an account on the Invitae website. Or contact Invitae at genomenetwork@invitae.com.

Under the terms of the purchase agreement, Invitae purchased all of AltaVoice’s stock in exchange for $5 million in Invitae common stock issuable upon closing and up to an additional $10 million in Invitae common stock issuable based on certain future milestones.

About Invitae

Invitae Corporation’s (NYSE: NVTA) mission is to bring comprehensive genetic information into mainstream medical practice to improve the quality of healthcare for billions of people. Invitae’s goal is to aggregate most of the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower price than many single-gene and panel tests today. The company currently provides a diagnostic service comprising hundreds of genes for a variety of genetic disorders associated with oncology, cardiology, neurology, pediatrics, and other rare disease areas. Additionally, the company has created a Genome Network to connect patients, clinicians, advocacy organizations, researchers, and therapeutic developers to accelerate the understanding, diagnosis, and treatment of hereditary disease. For more information, visit our website at invitae.com.

Safe Harbor Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to that Invitae’s testing business combined with AltaVoice’s database brings together valuable capabilities, technology, and data to accelerate the use of genetic information for the diagnosis and treatment of hereditary diseases; that the combined organizations will help develop solutions that advance science and medical practice, with the goal of ultimately improving patient outcomes and care; that Invitae and AltaVoice together can improve the understanding of the interplay between genotype and phenotype in rare diseases and help accelerate trial recruitment for potential therapies to improve quality of life for patients; that the combination of genetic information and patient-reported data has potential well beyond diagnosis to help advance the understanding and treatment of rare diseases; that sharing genetic information can improve patient outcomes, reduce costs, and accelerate the availability of treatments; that Invitae will build on the capabilities of AltaVoice to establish its Genome Network; that the two companies plan to integrate their efforts post acquisition in order to build a more robust network for combining genetic information and clinical data into a seamless network to accelerate research, clinical trials and disease management; that in the future patients who participate in the combined network will be able to access and share aggregate and customized information and participate in new research, clinical trials, treatment planning or other related purposes that may benefit the individual and/or their clinician. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the company’s limited experience with respect to acquisitions and its ability to integrate AltaVoice successfully into its existing business; the company’s ability to retain AltaVoice employees; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business, including privacy laws; ethical and social concerns related to the use of genetic information; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

NOTE: Invitae and the Invitae logo are trademarks of Invitae Corporation. All other trademarks and service marks are the property of their respective owners.

Source: Invitae Corporation

Contact:

Laura D’Angelo

pr@invitae.com

314-920-0617

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